2020 THIRD QUARTER EARNINGS October 29, 2020

® Forward-Looking Statements This presentation contains statements regarding management’s expectations and objectives for future periods (including key factors affecting 2020 non-GAAP core earnings) as well as forecasts and estimates regarding PG&E Corporation’s and Pacific Gas and Electric Company’s (the “Utility”) 2020-2022 Wildfire Mitigation Plan. These statements and other statements that are not purely historical constitute forward-looking statements that are necessarily subject to various risks and uncertainties. Actual results may differ materially from those described in forward-looking statements. PG&E Corporation and the Utility are not able to predict all the factors that may affect future results. Factors that could cause actual results to differ materially include, but are not limited to: • PG&E Corporation’s and the Utility’s historical financial information not being indicative of future financial performance as a result of the Chapter 11 Cases and the financial and other restructuring recently undergone by PG&E Corporation and the Utility in connection with emergence from Chapter 11; • the ability of PG&E Corporation and the Utility to raise financing for operations and investment; • the risks and uncertainties associated with the 2019 Kincade fire, including the extent of the Utility’s liability in connection with the Kincade fire and whether the Utility will be able to timely recover costs incurred therewith in excess of insurance; the timing of the insurance recoveries; the timing and outcome of the referral of the Cal Fire report in connection therewith to the Sonoma District Attorney; and potential liabilities in connection with fines or penalties that could be imposed on the Utility if the CPUC and any other enforcement agency were to bring an enforcement action; • the timing and outcome of any outstanding and future wildfire investigations in the Utility’s service territory, including the Zogg Fire and the extent to which the Utility will have liabilities associated with these fires; and the timing and amount of insurance recoveries; • whether the Utility can obtain wildfire insurance at a reasonable cost in the future, or at all, and whether insurance coverage is adequate for future losses or claims; and whether the Utility will be able to obtain full recovery of its significantly increased insurance premiums, and the timing of any such recovery; • restrictions on PG&E Corporation’s and the Utility’s ability to pursue strategic and operational initiatives; • the ability of PG&E Corporation and the Utility to securitize $7.5 billion of costs related to the 2017 Northern California wildfires in a financing transaction that is designed to be rate neutral to customers; • the timing and outcome of future regulatory and legislative developments in connection with the potential financing of the Utility’s wildfire-related liabilities, SB 901, future wildfire reforms, inverse condemnation reform, and other wildfire mitigation measures or other reforms targeted at the Utility; • the occurrence, timing and extent of damages in connection with future wildfires, the associated financial impact on the Utility and the potential for AB 1054 to mitigate such impact (if at all) and the risks and uncertainties associated with the requirements under AB1054 that the Utility maintain a valid certification pursuant to Section 8389(e) of the Public Utilities Code and the potential unavailability of the Wildfire Fund in the event the Utility fails to maintain a valid safety certification; • the risks and uncertainties associates with any future substantial sales of shares of common stock of PG&E Corporation by existing shareholders, including the Fire Victim Trust, the investors party to the Investment Agreement and Backstop Parties; • the severity, extent and duration of the global COVID-19 pandemic and its impact on PG&E Corporation’s and the Utility’s financial condition, results of operations, liquidity and cash flows, as well as on energy demand in the Utility’s service territory, the ability of the Utility to collect on customer invoices, the ability of the Utility’s customers to pay their utility bills in full and in a timely manner, the ability of the Utility to offset these effects with spending reductions and the ability of the Utility to recover any losses incurred in connection with the COVID-19 pandemic through cost recovery, and the impact of workforce disruptions, if any; • the outcome of the Utility’s CWSP, including the Utility’s ability to comply with the targets and metrics set forth in its 2020-2022 Wildfire Mitigation Plan; the cost of the program; and the timing and outcome of any proceeding to recover such cost through rates; • the impact of the Utility’s implementation of its PSPS program, including the timing and outcome of the OII to Examine the Late 2019 Public Safety Power Shutoff (“PSPS”) Events and whether any fines or penalties or civil liabilities will be imposed on the Utility as a result; the costs in connection with PSPS events and the effects on PG&E Corporation’s and the Utility’s reputations caused by implementation of the PSPS program; • the timing and outcomes of the 2020 GRC, FERC TO18, TO19, and TO20 rate cases, 2018 and 2019 CEMA applications, WEMA application, WMCE application, future applications for FHPMA, FRMMA, CPPMA and WMPMA, future cost of capital proceedings, and other ratemaking and regulatory proceedings; • the timing and outcomes of CPUC OIIs that remain open; • the Utility’s ability to efficiently manage capital expenditures and its operating and maintenance expenses within the authorized levels of spending and timely recover its costs through rates, and the extent to which the Utility incurs unrecoverable costs that are higher than the forecasts of such costs; • the outcome of future legislative developments in connection with SB 350; • the outcome of the probation and the monitorship, and the costs that the Utility may incur as a result, including the costs of complying with any additional conditions of probation, including expenses associated with any material expansion of the Utility’s vegetation management program; • whether PG&E Corporation or the Utility undergoes an “ownership change” within the meaning of Section 382 of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), as a result of which, tax attributes could be limited; • the ability of PG&E Corporation and the Utility to continue as going concerns; and • the other factors disclosed in PG&E Corporation and the Utility’s joint annual report on Form 10-K for the year ended December 31, 2019, as updated by their joint quarterly report on Form 10-Q for the quarter ended March 31, 2020, June 30, 2020 and September 30, 2020 and other reports filed with the SEC, which are available on PG&E Corporation’s website at www.pgecorp.com and on the SEC website at www.sec.gov. Unless otherwise indicated, the statements in this presentation are made as of October 29, 2020. PG&E Corporation and the Utility undertake no obligation to update information contained herein. This presentation was attached to PG&E Corporation and the Utility’s joint current report on Form 8-K that was furnished to the SEC on October 29, 2020 and is also available on PG&E Corporation’s website at www.pgecorp.com. 2

Key Takeaways - Q3 2020

During Q3 2020, we delivered on key Wildfire Mitigation Plan elements and consistency in strong earnings growth projections, while making progress on regulatory cases.

Delivering on Risk Reduction

- Meeting program goals in the Wildfire Mitigation Plan
- Shorter, Smaller, Smarter PSPS events
- $868M of Wildfire Event Insurance for 2020 fire season

Strong Core Earnings Growth

- ~10% Earnings Trajectory 2020-2024
- Adjusting 2020 and 2021 GAAP Earnings Guidance
- Reaffirming 2020 and 2021 Non-GAAP Core Earnings Guidance
- Regulatory Progress:
  - 2020 GRC Proposed Decision
  - Transmission Owner 20 Settlement
  - Interim Rate Relief

Non-GAAP core earnings is not calculated in accordance with GAAP and excludes non-core items. See Appendix 11, Exhibit A for a reconciliation of earnings per share ("EPS") on a GAAP basis to non-GAAP core earnings per share and Exhibit G for the use of non-GAAP financial measures.
See the Forward-Looking Statements for factors that could cause actual results to differ materially from the guidance presented and underlying assumptions.

3

® Wildfire Mitigation Plan (WMP) Progress 2020 WMP Key Programs and Goals YTD Q3 2020 Progress (2) System 241 circuit miles hardened through System 107% stronger poles and covered conductor, Hardening hardened Hardening 241 mi undergrounding, or elimination (# of Line Miles) 257 Miles Enhanced 1,800 line-miles of tree trimming/removal EVM 90% (# of Miles) Vegetation and ~300 miles of expanded rights-of- 1,800 mi cleared Management way on lower voltage transmission lines 1624 Miles Weather Stations 77% (# of Stations) Enhanced Tier 3 annual inspections; Tier 2 three- 400 Stations installed Inspections year inspection cycles 309 stations HD Cameras 66% (# of Cameras) 200 Cameras installed 132 Cameras Situational 400 weather stations and 200 high Awareness definition cameras installed Sectionalization 102% (# of Devices) 592 Devices installed 603 Devices 300 MW of temporary generation and Temporary Public Safety 150% Power Shutoff ~600 distribution sectionalization Generation switches installed (# of MW) 300 MW (460 MW) secured 1. Pursuant to AB 1054, PG&E Corporation and the Utility will not earn an equity return on approximately $3.2B of fire risk mitigation capital expenditures included in the Utility’s approved wildfire mitigation plans. The Utility has spent approximately $1 billion cumulatively towards this total including approximately $200 million and $600 million during the three and nine months ended September 30, 2020, respectively. 2. Reflects 2020 Wildfire Mitigation Plan progress in Tier 2 and Tier 3 high fire threat districts as of September 30, 2020. 4 2020 Forecast Spend Year-to-Date Spend Expense ~$1.4B ~$0.9B Capital ~$1.2B (1) ~$0.8B

® Public Safety Power Shutoff Season Highlights Smarter Using Technology-based Enhancements 2x+ more precise modeling to Improve Outcomes capabilities implemented for 2020 season Weather Forecasting Fire Spread and Consequence Modeling Smaller 56%(1) fewer average impacted customers, exceeding 33% goal (2) Shorter 94%(3) Restored within 12 Daylight Hours 1. Reflects impacted customers for the two PSPS events started on September 7, 2020 and September 27, 2020 2. As compared to the 2019 PSPS events, i.e., when comparing the exact same weather patterns seen in 2020 as experienced during the largest PSPS events in 2019, our mitigation efforts were aimed to reduce the number of customers impacted by those PSPS events by approximately one-third. 3. Reflects restoration times for the three PSPS events started on September 7, 2020, September 27, 2020 and October 14, 2020 5

® Regulatory Progress Status as of Oct 2020 Expected Milestones(1) 2020 2021 GRC Proposed Decision in 2020 GRC Final Decision Expected Q4 2020 2019 Final Decision GT&S GT&S Capital Audit Scoping Proposed Decision Q4 2021 Cost of Capital Final Decision(2) TO 18 Order TO 19 Final Decision (3) TO Rate Cases TO 20 Settlement AFUDC Outcome Expected Q4 2020 Interim Rate Relief Final Decision WMCE Application filed 9/30/20 Final Decision Expected Q3 2021 Securitization Application filed 4/30/20 Application Evidentiary Hearing Q4 2020 Final Decision Expected Q2 2021 GO Building Sale Application filed 9/30/20 Final Decision Expected June 2021 1. The rate case timelines outlined above reflect expected filing and decision time frames; actual timing may differ 2. Any potential trigger to the Annual Adjustment to the Cost of Capital Mechanism in 2021 could impact 2022 earnings 3. The approved TO19 settlement will be 98.5% of TO18 rate case outcome. See the Forward-Looking Statements for factors that could cause actual results to differ materially from the guidance presented and underlying assumptions. 6

2020-2024 Earnings Overview and Assumptions

PG&E

Key Factors Affecting GAAP and Non-GAAP Core Earnings

	2020	2021	2022	2023	2024	
Ratebase ($B)	~$44.1	$47-$48	$50-$51	$53-$55	$57-$60	**10.25%** Authorized CPUC ROE across the Enterprise
Drivers of Variance from Authorized ($M) — Unrecoverable Interest Expense	$125M	$275M - $325M				Decreases due to reduction in HoldCo leverage and securitization
Net BTL and Spend Above Authorized	$200M - $225M	$0 - $100M				AFUDC back to normal levels in 2021 Overspend reduced significantly in 2021
Non-GAAP Core Earnings ($B)	~$2B	$2.1B - $2.3B				**~10% CAGR**
Non-Core Earnings Items ($M) — Amortization of Wildfire Fund Contribution	~$300M	~$330M	~$330M	~$330M	~$330M	
Investigation Remedies and Delayed Cost Recovery	~$230M	~$140M				
Bankruptcy and Legal Costs	~$2,660M - $2,700M	~$60M - $100M				
Securitization Impacts		~$1,360M				
2019 Kincade fire-related costs, net of insurance	~$170M					
Prior Period Net Regulatory Recoveries	~($50M)	~($140M)				

Changes from prior quarter noted in blue

See the Forward-Looking Statements for factors that could cause actual results to differ materially from the guidance presented and underlying assumptions.

7

Substantial Capital Investments



2019-2024 CapEx Forecast ($B) (1)
$7.0
~$7.5
$7.6-$8.2
$7.2-$7.8
$7.3-$8.7
$7.4-$8.1
2019 Actual
2020
2021
2022
2023
2024
Transmission Owner (TO)
AB1054 Fire Risk Mitigation (3)
GRC and GT&S (2)
Spend Above Authorized

Subject to Ongoing and Future Recovery Requests

Spend driven by:

- Wildfire Mitigation Plan Memorandum Account (WMPMA)
- Catastrophic Event Memorandum Account (CEMA)
- Potential Oakland HQ Purchase[4]

1. Low end of the range reflects authorized capital expenditures, including the full amount recoverable through a balancing account where applicable. High end of the range includes capital spend above authorized.
2. The 2023 GRC will include gas transmission and storage.
3. CapEx forecast includes ~$3.2B of fire risk mitigation capital expenditures included in the Utility's approved wildfire mitigation plans on which PG&E Corporation and the Utility will not earn an equity return. The Utility has spent approximately $1 billion cumulatively towards this total including approximately $200 million and $600 million, during the three and nine months ended September 30, 2020, respectively.
4. The Utility will enter into a lease, with an option to purchase, the Lakeside Building in Oakland, California, in accordance with its application to sell its San Francisco General Office headquarters complex.

See the Forward-Looking Statements for factors that could cause actual results to differ materially from the guidance presented and underlying assumptions.

8

Ratebase Growth Forecast



Weighted Average Ratebase forecast
by Rate Case ($B)
~8% CAGR
on equity earning ratebase 2019- 2024 (1, 2)
$40.2
~$44.1
$47-$48
$50-$51
$53-$55
$57-$60
2019 Actual
2020
2021
2022
2023
2024
Transmission Owner (TO)
General Rate Case (GRC) (4)
Gas Transmission & Storage (GT&S) (3)
Spend Above Authorized

Potential Growth Opportunities

- Additional wildfire mitigation
- Transportation electrification
- Additional distributed generation-enabled microgrids
- Grid modernization

1. Ratebase reflects reductions for the following capital items: (a) $240M disallowance by the CPUC in the 2019 GT&S rate case; (b) $3.2B of fire risk mitigation excluded from earning a ROE, pursuant to AB 1054; and (c) $403M the Utility agreed not to seek recovery of as part of the Wildfire OII settlement.
2. Ratebase growth including non-equity earnings ratebase is ~9%.
3. $400M of 2011-2014 capital spend that received a successful audit in 2020 will be added to ratebase and earn a return beginning in 2021.
4. The 2023 GRC will include GT&S and will be a four year case cycle.

See the Forward-Looking Statements for factors that could cause actual results to differ materially from the guidance presented and underlying assumptions.

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2020 Factors Impacting Earnings

~$44.1B	10.25%	~$2B	$1.60-$1.63
Equity Earning Ratebase [1]	Authorized CPUC ROE across the Enterprise [2]	Non-GAAP Core Earnings	Non-GAAP Core EPS[6]

Key Factors Affecting Non-GAAP Core Earnings

Drivers of Variance from Authorized

($ millions after tax)

- Net below the line and spend above authorized [3]	$200 - $225
- Unrecoverable interest expense [4]	$125
Range of non-GAAP core earnings below authorized	$325 - $350

Assumptions

- 2020 GRC Final Decision expected Q4 2020[7]
- FERC approval of AFUDC waiver[8]

Non-Core Items[5]

($ millions after tax)

- Bankruptcy and legal costs	~ $2,660 - $2,700
- Investigation remedies & delayed cost recovery	~ 230
- Amortization of wildfire fund contribution	~ 300
- 2019 Kincade fire-related costs, net of insurance	~ 170
+ Prior period net regulatory recoveries	~ (50)
Estimated non-core items guidance	~ $3,310 - $3,350

Changes from prior quarter noted in blue

1. 2020 equity earning ratebase reflects 2020 GRC settlement agreement consistent with the GRC Proposed Decision, 2019 GT&S Final Decision, and TO 20 Formula Rate Settlement.
2. Base earnings plan assumes CPUC-currently authorized return on equity and capital structure across the enterprise. The TO20 settlement would authorize an ROE of 10.45% on FERC rate base with a fixed equity ratio of 49.75%.
3. Net below the line and spend above authorized includes overspend in Electric and Gas Operations resulting from microgrid costs and contractor scarcity, and remaining costs related to gas pipeline replacements, respectively, that are expected to be significantly reduced in 2021. Reflects AFUDC that is consistent with the AFUDC waiver request.
4. Unrecoverable interest expense reflects interest on $4.75 billion of PG&E Corporation debt and $2.45 billion wildfire fund contribution debt financing during the second half of 2020.
5. Refer to Exhibit A: Reconciliation of PG&E Corporation's Consolidated Earnings Attributable to Common Shareholders in Accordance with Generally Accepted Accounting Principles to Non-GAAP Core Earnings.
6. Reflects weighted average basic and diluted shares outstanding for the year of 1,250 million.
7. To the extent a Final Decision in the 2020 GRC were delayed to 2021, it would result in an approximately $100 million dollar pre-tax reduction to earnings in 2020.
8. Assumes an approximately $40 million after tax benefit consistent with the filed AFUDC waiver.

See the Forward-Looking Statements for factors that could cause actual results to differ materially from the guidance presented and underlying assumptions.

10

2021 Factors Impacting Earnings

$47 - $48B	10.25%	~$2.1-$2.3B	$0.95-$1.05
Equity Earning Ratebase (1)	Authorized CPUC ROE across the Enterprise (2)	Non-GAAP Core Earnings	Non-GAAP Core EPS

Key Factors Affecting Non-GAAP Core Earnings

Drivers of Variance from Authorized

($ millions after tax)

— Net below the line and spend above authorized (3)	$0 - $100
— Unrecoverable interest expense (4)	$275 - $325
Range of non-GAAP core earnings below authorized	$275 - $425

Assumptions

- 2020 GRC Final Decision expected Q4 2020
- Securitization Application $7.5B approved as requested, on track with procedural schedule

Non-Core Items(5)

($ millions after tax)

- Net Securitization Inception Charge	~	$1,360
- Amortization of wildfire fund contribution	~	330
- Bankruptcy and legal costs	~	60 - 100
- Investigation remedies & delayed cost recovery	~	140
+ Prior period net regulatory recoveries	~	(140)
Estimated non-core items guidance	~	$1,750 - $1,790

2021 Equity issuance	**~$450-$750M(6)**

1. 2021 equity earning ratebase reflects 2020 GRC settlement agreement consistent with the GRC Proposed Decision, 2019 GT&S Final Decision, and TO 20 Formula Rate Settlement.
2. Base earnings plan assumes CPUC-currently authorized return on equity and capital structure across the enterprise.
3. Net below the line and spend above authorized includes reduced AFUDC income resulting from overspend in Electric and Gas Operations resulting from microgrid costs and contractor scarcity, and remaining costs related to gas pipeline replacements, respectively.
4. Unrecoverable interest expense reflects interest on $4.75 billion of PG&E Corporation debt, $2.45 billion wildfire fund contribution debt financing, and other interest above authorized.
5. Refer to Exhibit A: Reconciliation of PG&E Corporation's Consolidated Earnings Attributable to Common Shareholders in Accordance with Generally Accepted Accounting Principles to Non-GAAP Core Earnings.
6. Reflects weighted average diluted shares outstanding for the year of 2,183 - 2,199 million. 2021 equity guidance assumes a mid-year equity issuance at $9.50 per share.

Changes from prior quarter noted in blue

See the Forward-Looking Statements for factors that could cause actual results to differ materially from the guidance presented and underlying assumptions.

11

2020-2024 Earnings Growth

2020-2024 Non-GAAP Core Earnings ($B) [1]



~10%
2020 - 2024 CAGR
~$2B
2020
2024

Strong Earnings Growth Post-emergence

- **~8% ratebase growth driven by wildfire mitigation capital**
- **Aggressive deleveraging reduces interest expense impact**
- **No incremental equity needs anticipated following 2021 issuance**
- **Cost management drives down spend above authorized**

1. Beginning with the quarter and full year periods ended December 31, 2019, PG&E Corporation and the Utility changed the name of their principal non-GAAP earnings metric from "non-GAAP earnings from operations" to "non-GAAP core earnings" in order to align more closely with the terminology used by their industry peers. Likewise, PG&E Corporation and the Utility will now refer to adjustments as "non-core items" rather than "items impacting comparability".
2. Assumes CPUC 10.25% return across the enterprise.

See the Forward-Looking Statements for factors that could cause actual results to differ materially from the guidance presented and underlying assumptions.

12

Q3 2020 Earnings Results

(in millions, except per share amounts)	Q3 Earnings	Q3 EPS	2020 Earnings	2020 EPS
PG&E Corporation's Earnings (Loss) on a GAAP basis	**$ 83**	**$ 0.04**	**$ (1,518)**	**$ (1.50)**
Non-core items:				
Bankruptcy and legal costs	139	0.06	2,592	2.56
Amortization of wildfire fund contribution	86	0.04	211	0.21
Investigation remedies and delayed cost recovery	80	0.04	151	0.15
2019 Kincade fire-related costs, net of insurance	20	0.01	168	$ 0.17
Prior period net regulatory recoveries	53	0.02	(25)	$ (0.02)
PG&E Corporation's Non-GAAP Core Earnings	**$ 461**	**$ 0.22**	**$ 1,579**	**$ 1.56**

Non-Core Items (in millions, pre-tax)	Q3	2020
Bankruptcy and legal costs	$ 174	$ 2,710
Amortization of wildfire fund contribution	120	293
Investigation remedies and delayed cost recovery	104	200
2019 Kincade fire-related costs, net of insurance	27	234
Prior period net regulatory recoveries	73	(35)

Note: Amounts may not sum due to rounding.

Non-GAAP core earnings is not calculated in accordance with GAAP and excludes non-core items. See Appendix 11, Exhibit A for a reconciliation of earnings per share ("EPS") on a GAAP basis to non-GAAP core earnings per share and Exhibit G for the use of non-GAAP financial measures.
See the Forward-Looking Statements for factors that could cause actual results to differ materially from the guidance presented and underlying assumptions.

13

® Q3 2020 Quarter over Quarter Comparison Non-GAAP Core Earnings per Share $1.20 ($0.84) $1.00 $0.80 $0.60 $1.11 $0.40 ($0.03) ($0.01) ($0.01) $0.20 $0.22 $0.00 Q3 2019 Non-GAAP Increase in shares Unrecoverable interest Timing of 2020 GRC Wildfire mitigation costs Q3 2020 Non-GAAP Core EPS outstanding expense cost recovery above authorized Core EPS Non-GAAP core earnings is not calculated in accordance with GAAP and excludes non-core items. See Appendix 11, Exhibit A for a reconciliation of earnings per share ("EPS") on a GAAP basis to non-GAAP core earnings per share and Exhibit G for the use of non-GAAP financial measures. 14 See the Forward-Looking Statements for factors that could cause actual results to differ materially from the guidance presented and underlying assumptions.

Appendix

® Table of Contents Appendix 1 - AB 1054 Wildfire Fund Slide 17 Appendix 2 - Illustrative Wildfire Fund Scenarios Slide 18 Appendix 3 - Supporting Clean Energy Slide 19 Appendix 4 - 2020 Share Count Guidance Slide 20 Appendix 5 - Registration Rights Agreement Slide 21 Appendix 6 - COVID-19 Impacts Slide 22 Appendix 7 - Cap Ex and Ratebase Assumptions Slide 23 Appendix 8 - 2020 CPUC General Rate Case Overview Slide 24 Appendix 9 - FERC Transmission Owner Rate Cases Slide 25 Appendix 10 - Expected Timelines of Selected Regulatory Cases Slides 26 - 28 Appendix 11 - Supplemental Earnings Exhibits Slides 29 - 44 16

Appendix 1: AB 1054 Wildfire Fund (1)

Wildfire Fund Contribution Treatment

- Contribution amounts expected to be amortized based on an assumed ~15-year life (2)
- Tax treatment pending private letter ruling from the IRS

PG&E Pre-Emergence Wildfire Liabilities

- For fires occurring after July 12, 2019 and prior to exiting Chapter 11
- Claims in excess of $1B are eligible for recovery and the fund will pay no more than 40% of allowed claims
- May seek payment for claims after funding initial contribution

PG&E Investments and Liability Cap

- $3.2B of wildfire investments excluded from earning a ROE
- $2.4B liability cap (20% of Equity T&D Rate base for 2019)

Total Funding and Participation



Wildfire Fund Funding Sources ($B)
Additional Funding over 10 Years
3.0
IOU Ongoing Contribution
10.5
DWR Surcharge
Repays SMIF Loan
$21B
in Net Contributions from IOUs and Customers
Capitalization July 2020 ~$10B
4.8
PG&E Initial Contribution
0.3
SDG&E
2.4
SCE
2.0
SMIF Loan

1. Participation in the AB 1054 Wildfire Fund is subject to numerous terms and conditions.
2. The useful life of the Wildfire Fund is estimated based on various assumptions, including the number and severity of catastrophic fires within the participating electric utilities' service territories during the term of the Wildfire Fund, historical fire-loss data, the estimated cost of wildfires caused by other electric utilities, the amount at which wildfire claims will be settled, the likely adjudication of the CPUC in cases of electric utility-caused wildfires, the level of future insurance coverage held by the electric utilities, and the future transmission and distribution equity rate base growth of other electric utilities. Significant changes in any of these estimates could materially impact the amortization period. Forecast amortization expense for 2020 is approximately $300 million.

See the Forward-Looking Statements for factors that could cause actual results to differ materially from the guidance presented and underlying assumptions.

17

Appendix 2: Illustrative Wildfire Fund Scenarios

California's Wildfire Fund application depends on the total amount of claims and the CPUC's determination of whether utility conduct was reasonable and prudent.

	Claims Determined: *Gross of insurance*[1]	Fund Pays Victims: *PG&E seeks payment from Fund for eligible claims exceeding $1B*[1]	PG&E Applies for Cost Recovery: *Recovery of amount paid by Fund is evaluated via 12-month CPUC process*	CPUC Finds PG&E Acted Prudently: *Fund is not reimbursed*	OR	CPUC Finds PG&E Acted Imprudently: *Fund is reimbursed up to $2.4B cap*[2]
Scenario A	$0.75B	$0 *Claims do not exceed $1B threshold*	Fund is not activated in this scenario			
Scenario B	$2.5B	$1.5B *($2.5B - $1B)*		No PG&E Reimbursement to Fund	OR	Shareholders reimburse $1.5B *Cap reduced to $0.9B for future events over remainder of 3-year period*
Scenario C	$5B	$4B *($5B - $1B)*		No PG&E Reimbursement to Fund	OR	Shareholders reimburse $2.4B *Cap reduced to $0 for future events over remainder of 3-year period*

Examples are strictly illustrative

1. Eligible claims are those exceeding the greater of $1 billion or the insurance coverage required to be in place pursuant to Cal. Pub. Util. Code § 3293. PG&E carried $435M of wildfire insurance coverage at June 30, 2020. PG&E can seek cost recovery of claims below the $1B fund threshold but above insurance coverage levels through CPUC prudency review.
2. For utility caused fires deemed imprudent, the Fund is re-infused up to the liability cap, currently estimated at ~$2.4B (calculated based on 20% of PG&E Equity T&D ratebase for 2019). Cap applies to aggregate reimbursements to the fund over a rolling three calendar year period. Cap does not apply if Utility is found to have conscious or willful disregard of the rights and safety of others.

See the Forward-Looking Statements for factors that could cause actual results to differ materially from the guidance presented and underlying assumptions.

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® Appendix 3: Commitment to California's Clean Energy Future We are recommitting to California’s clean energy future by implementing and advocating for clean and equitable energy policy, investing in electrification, and preparing for the physical risks of climate change. Promoting Implementing State Continued Policy Transparency and Policy Goals Advocacy Reporting • Achieving 60% RPS by 2030 and • Advocating for a federal price • Planning release of Climate Carbon Neutrality by 2045 on carbon Strategy Report in 2021 in • Offering customer programs to alignment with TCFD • Supporting California’s achieve 2X energy efficiency in guidelines stringent tailpipe emissions existing buildings by 2030 standards and backing • Conducting multi-year • Investing in charging infrastructure litigation to maintain climate vulnerability to support 5M zero-emission comparable federal standards assessment vehicles by 2030 with 300k in • Supporting local ordinances • Continued engagement with place to date promoting all-electric new our external Sustainability • Targeting pilots and programs to construction Advisory Council increase access to clean energy • Supporting a sustainable • Continuing other voluntary in disadvantaged communities energy future that is low- reporting on GHG emissions, • Participating in the Integrated carbon and continues to and ESG disclosures including Resource Planning process to ensure reliable and SASB help shape California’s future affordable energy for all energy resource mix customers 19

Appendix 4: 2020 Share Count Guidance

Total Shares

Weighted Average Shares for EPS


~ 2,120 - 2,160
0-9
137-168
1,984
1,012
~ 1,250
Total Shares
Weighted Average Basic and Diluted Shares YTD 9/30/2020
Weighted Average Basic and Diluted Shares Full Year 2020
Common Shares Outstanding
Weighted Average Basic and Diluted Shares[2]
Common Share Equivalent for Mandatory Units[1]
Dilutive LTIP Shares[3]

1. The number of shares of PG&E common stock ultimately delivered on August 16, 2023 (subject to postponement in certain limited circumstances, the "purchase contract settlement date") will depend on the average volume-weighted price of PG&E common stock on each trading day during the 20 consecutive trading day period ending on the second business day immediately preceding the purchase contract settlement date (the "valuation period"). Figures above are shown based on a share price of $9.50 for the high end and $11.64 for the low end.
2. Reflects basic and diluted shares for 2020. As PG&E is forecasting a GAAP loss for 2020, the common share equivalents for the mandatory units and shares related to the Long-Term Incentive Plan (LTIP) are excluded from this calculation.
3. Reflects up to 9 million dilutive shares related to the LTIP.

See the Forward-Looking Statements for factors that could cause actual results to differ materially from the guidance presented and underlying assumptions.

20

Appendix 5: PG&E Fire Victims Trust (FVT) ® Registration Rights Agreement Key Term Description “Resale” Registration • PG&E filed a registration statement with SEC to permit Fire Victim Trust (FVT) to sell its shares on a registered basis Statement • Registration statement maintained during term of agreement PG&E required to assist FVT with effecting periodic underwritten offerings. Limitations include: • No more than one every 90 days Demand Rights • No more than 8 in total • Minimum offering size of lesser of (i) $250 million, (ii) 1.25% of outstanding PG&E shares and (iii) all remaining shares held by FVT • Maximum offering size as determined by joint lead underwriters (PG&E chooses one; FVT chooses one) FVT entitled to include its shares in PG&E offerings on a second-priority basis; if inclusion expected to adversely affect offering, FVT shares “Piggyback” Rights excluded PG&E may suspend use of FVT registration statement for up to 45 consecutive days and 120 days in any 12-month period based on the following triggers: Blackout Periods • Disclosure of MNPI (not otherwise required / best interests of the company standard) • Interference with a significant transaction (e.g., financing, acquisition, reorganization) • PG&E pursuing its own offering (taken substantial steps / proceeding with reasonable diligence standard) For underwritten equity offerings (by PG&E, FVT or other reg rights holders), lockup on FVT beginning 7 days prior to launch and ending up Market Stand-Off to 90 days after launch Transfer Rights FVT permitted to transfer non-demand / piggyback registration rights if selling 1% or more of outstanding PG&E shares • FVT may terminate once ownership falls below 10% Termination • Automatic termination once ownership falls below 4% (and not considered an “affiliate” of PG&E) 21

Appendix 6: COVID-19 Impacts

Overall, PG&E's key wildfire mitigation and safety work execution has not been impacted by COVID-19. California's constructive regulatory framework minimizes potential earnings impacts from reduced load and higher uncollectibles.

Key Areas	Potential Business Impact	Current Status
CapEx and OpEx	• Focus on essential work	• No net earnings impact given ratemaking structure
Collection Delays and Uncollectible Revenues	• Potential delay in customer collections as a result of shelter-in-place and moratorium on service disconnections	• No anticipated impact due to COVID-19 Pandemic Protections Memorandum Account (CPPMA)
Electric and Gas Demand	• Revenues decoupled from energy usage and trued-up annually	• ~3% reduction in electric load, and ~4% reduction in core gas load on a weather-adjusted basis from mid-May to July
Liquidity	• Net reduction in near-term monthly cash inflows with sufficient liquidity to fund ongoing operations	• ~$2.6B of total liquidity at Sept 30, 2020: ◦ $140 million of Utility cash ◦ $262 million of PG&E Corporation cash ◦ $2.2 billion available under credit facilities

Changes from prior quarter noted in blue

See the Forward-Looking Statements for factors that could cause actual results to differ materially from the guidance presented and underlying assumptions.

22

® Appendix 7: Cap Ex and Ratebase Assumptions 2020 CapEx and Ratebase Assumptions ($ billions) CapEx Ratebase 2020 GRC Settlement $4.4 $30.5 2019 GT&S Decision 0.7 5.0 2019 TO Plan under Formula Rates 1.5 8.6 AB 1054 Spend 0.9 — Total CapEx ~ $7.5 ~ $44.1 See the Forward-Looking Statements for factors that could cause actual results to differ materially from the guidance presented and underlying assumptions. 23

APPENDIX 8: 2020 CPUC General Rate Case Overview

- On December 20, 2019, PG&E filed a 2020 GRC settlement agreement together with the Public Advocates Office of the CPUC, The Utility Reform Network, Coalition of California Utility Employees, the Office of the Safety Advocate of the CPUC, and four other parties that resolves all of the contested issues among those parties in the 2020 GRC.
- On June 11, 2020 the CPUC issued a proposed decision extending the statutory deadline to issue a final decision from June 13, 2020 to December 13, 2020.
- On October 23, 2020 the CPUC issued a proposed decision in the 2020 GRC that:
  - Proposes that the Utility's 2019 authorized revenue requirement of $8.5 billion be increased by $585 million, effective January 1, 2020, to $9.102 billion, as requested in the settlement agreement.
  - Proposes a 2020 weighted average rate base of ~$29.5B for the portions of the Utility's business reviewed in the GRC, compared with the Utility's request of ~$29.9B. This rate base amount includes ~$601M of forecast capital spend in 2020 that will not earn an equity return, pursuant to AB 1054.
  - Proposes changes to the cost recovery process proposed in the settlement agreement for liability insurance, vegetation management and wildfire mitigation requiring that the Utility file applications for recovery of costs above 130% of the authorized amounts instead of addressing such costs in an advice letter
  - Proposes reductions to wildfire mitigation capital in the CWSP to $603 million for 2021 and 2022, as compared to $931 million in 2021 and $1.15 billion in 2022 proposed in the settlement agreement.

($ billions)	2020	2021	2022
Requested Revenue Requirement	~$9.52	~$9.88	~$10.36
Settlement Agreement Revenue Requirement	~$9.10	~$9.41	~$9.78
Proposed Decision Revenue Requirement	~$9.10	~$9.44	~$9.78

Assigned Commissioner: Randolph
Administrative Law Judges: Lirag, Lau

24

® APPENDIX 9: FERC Transmission Owner Rate Cases TO18 (2017 Revenues) • On July 29, 2016, PG&E filed TO18 with FERC requesting a ~$1.7B revenue requirement with an ROE of 10.90% (inclusive of On July50 29, basis 2016, point PG&E adder) filed TO18 with FERC requesting a ~$1.7B revenue requirement with an ROE of 10.90%• On (inclusive October 15, of 2020, 50 basis FERC point issued adder)PG&E an Order on Initial cannot Decision predict (the when“Order”) a thatfinal affirmed decision in part will and be rejected issued in part the Initial Decision. The Order reopens the record for the limited purpose of allowing the participants to the proceeding an opportunity to present written evidence concerning FERC’s revised ROE methodology adopted in FERC Opinion No. 569-A TO19 (2018 Revenues) • On December 20, 2018, FERC approved an uncontested settlement of TO19 that relies on the outcome of TO18 • The TO19 revenue requirement will be determined by applying a settlement factor of 98.85% to the final TO18 authorized revenue requirement • Revenues collected during the TO19 rate period will be subject to refund once the final revenue requirement is determined TO20 (2019 Revenues) • On October 1, 2018, PG&E filed its TO20 rate case requesting a conversion to formula rates, a revenue requirement of ~$1.96B, and an ROE of 12.5% (inclusive of 50 basis point incentive adder) • On November 30, 2018, FERC accepted the filing and established interim rates effective May 1, 2019, and directed the parties to settlement procedures, while holding hearings in abeyance • On March 31, 2020, PG&E filed a partial settlement at FERC which resolved several issues but, not all issues in TO20 • On October 15, 2020, the Utility filed a settlement with FERC resolving all of the remaining issues in the Formula Rate Proceedings, including the Utility’s return on equity (“ROE”), capital structure, depreciation rates, as well as certain other aspects of the Utility’s formula rate. Specifically, the settlement, if approved by FERC, establishes an all-in ROE of 10.45%; a fixed capital structure of 49.75% common stock, 49.75% debt, and 0.5% preferred stock; and fixed depreciation rates for various categories of transmission facilities. The term of the settlement continues until December 31, 2023 and the Utility will be required to file a replacement rate filing to be effective on January 1, 2024. Note: Revenues collected during the TO18, TO19, and TO20 rate periods will be subject to refund once the final revenue requirements are determined 25

APPENDIX 10: Expected Timelines of Selected Regulatory Cases

Regulatory Case	Docket #	Key Dates
2020 General Rate Case (Phase I)	A.18-11-009	Dec 13, 2018 – Application filed Mar 8, 2019 – Scoping Memo Mar 25, 2019 – PG&E's Revised Testimony on Real Estate served Jun 28, 2019 – PAO testimony Jul 26, 2019 – Intervenor testimony Jul-Aug 2019 – Public participation hearings Sept 4, 2019 – PG&E rebuttal testimony due Sep 23-Oct 18, 2019 – Evidentiary hearings Nov 1, 2019 – Joint Comparison Exhibit filed and AB 1054 Equity Return Exclusion Proposal Dec 13, 2019 – Report to ALJs and parties on Settlement progress, including identification of any unresolved issues Dec 20, 2019 – Filed Motion for Approval of Settlement Agreement Jan 6, 2020 – Deadline for filing Opening Briefs on disputed issues outside of the Settlement Agreement Jan 21, 2020 – Deadline for filing Comments on Settlement Agreement Jan 27, 2020 – Deadline for filing Reply Briefs on disputed issued outside of the Settlement Agreement Feb 5, 2020 – Deadline for filing Reply to Comments on Settlement Agreement Oct 23, 2020 – Proposed Decision Nov 12, 2020 - Opening comments Nov 17, 2020 - Reply Comments Dec 3, 2020 - Final Decision
Transmission Owner Rate Case (TO18)	ER16-2320	Jul 29, 2016 – PG&E filed TO18 rate case seeking an annual revenue requirement for 2017 Sep 30, 2016 – FERC accepted TO18 making rates effective Mar 1, 2017 and establishing settlement process Oct 19, 2016 – FERC settlement conference Oct 30, 2016 – CPUC seeks rehearing of FERC's grant of 50 bp ROE adder for CAISO participation Feb 7-8, 2017 – FERC settlement conference Mar 16, 2017 – Parties reached impasse in settlement discussions Jan 2018 – Hearings Oct 1, 2018 – Initial decision issued Oct 31, 2018 – Brief on Exceptions (BOE) filed Nov 20, 2018 – Reply to BOE filed Oct 20, 2020- FERC issued issued an order on approving depreciation rates, reducing capital request, O&M expense and cost of debt TBD – Final decision
Transmission Owner Rate Case (TO19)	ER17-2154	Jul 26, 2017 – PG&E filed TO19 rate case seeking an annual revenue requirement for 2018 Sept 28, 2017 – FERC accepted TO19 making rates effective Mar 1, 2018, subject to refund, and establishing settlement process Oct 2017 and May/July 2018 – FERC settlement conferences Sept 21, 2018 – Offer of Settlement filed with FERC with motion for interim rates Oct 9, 2018 – Chief ALJ granted motion for interim rates and authorized the implementation of the interim rates (Jul 1, 2018 for Wholesale and Jan 1, 2019 for retail) pending Commission action on settlement Dec 20, 2018 – FERC approved the all-party settlement

APPENDIX 10: Expected Timelines of Selected Regulatory Cases

Regulatory Case	Docket #	Key Dates
Transmission Owner Rate Case (TO20)	ER19-13	Oct 1, 2018 – Application filed Nov 30, 2018 – FERC accepted TO20 filing and set interim rates effective May 1, 2019 Dec 14, 2018 – FERC settlement conference Mar 14, 2019 – FERC settlement conference Jun 13-14, 2019 – FERC settlement conference Aug 13-14, 2019 – FERC settlement conference Oct 9, 2019 – First comprehensive settlement offer from Intervenors and Trial Staff Oct 28-29, 2019 – FERC settlement conference Nov 7, 2019 – FERC settlement phone conference - status update Dec 12, 2019 – FERC settlement conference Mar 31, 2020 – Partial settlement offer target filing date May 2020 – Prehearing conference on litigation issues Oct 15, 2020 - Filed Offer of Settlement to resolve all pending issues FERC decision-TBD
Wildfire Mitigation and Catastrophic Events Application	A.20-09-019	Sept 30, 2020 - Application Filed Nov 3, 2020 - Protests or responses Nov 13, 2020 - Reply to protests or responses Nov 20, 2020 - Prehearing Conference Mar 10, 2021 - Intervenor Testimony Apr 14, 2021 Rebuttal Testimony May 3-7, 2021 Evidentiary Hearing Jun 4, 2021 Opening Briefs June 18, 2021 Reply Briefs Aug 2021 Proposed Decision Sept 2021 Final Decision

27

® APPENDIX 10: Expected Timelines of Selected Regulatory Cases Regulatory Case Docket # Key Dates Wildfire Mitigation and Catastrophic A.20-02-003 Feb 7, 2020 - Application Filed Events Interim Rate Relief Application Apr 29, 2020- Opening Briefs May 8, 2020 - Reply Briefs Oct 13, 2020 - Proposed Decision Oct 23, 2020- CPUC vote on final decision (Commission Decision) Securitization A.20-04-023 Apr 30, 2020 - Application filed Oct 14, 2020 Intervenors' testimony Nov 11, 2020 PG&E Rebuttal testimony Dec 7-15, 2020 Evidentiary hearing Jan 7, 2021 Opening briefs Jan 22, 2021 Reply briefs General Office Sale Section 851 A.20-09-018 Sept 30, 2020 - Application Filed Nov 2, 2020 - Responses/protests to application (if any) Nov 12, 2020 - Reply to responses/protests to application (if needed) Nov 16, 2020 Proposed Prehearing Conference Nov 25, 2020 - Scoping Memo Jan 2021 - Intervenor and Office of Public Advocates Testimony Feb 2021 - Rebuttal and Supplemental Testimony Mar 2021 - Evidentiary Hearing (if needed) Late March 2021 - Opening Briefs (if needed) Apr 2021 - Reply Briefs (if needed) May 2021 - Proposed Decision June 2021 - Final Commission Decision 28

® Appendix 11: Supplemental Earnings Materials Reconciliation of PG&E Corporation's Consolidated Earnings Attributable to Common Exhibit A: Shareholders in Accordance with Generally Accepted Accounting Principles ("GAAP") to Slides 30-34 Non-GAAP Core Earnings Key Drivers of PG&E Corporation's Non-GAAP Core Earnings per Common Exhibit B: Share ("EPS") Slide 35 Exhibit C: Operational Performance Metrics Slides 36-38 Exhibit D: Sales and Sources Summary Slide 39 Exhibit E: 2020 and 2021 Earnings Guidance Slides 40-42 Exhibit F: General Earnings Sensitivities for 2020 and 2021 Slide 43 Exhibit G: Use of Non-GAAP Financial Measures Slide 44 29

Exhibit A: Reconciliation of PG&E Corporation's Consolidated Earnings Attributable to Common Shareholders in Accordance with Generally Accepted Accounting Principles ("GAAP") to Non-GAAP Core Earnings

Third Quarter, 2020 vs. 2019
(in millions, except per share amounts)

	Three Months Ended September 30,				Nine Months Ended September 30,			
	Earnings		Earnings per Common Share (Diluted)		Earnings		Earnings per Common Share (Diluted)	
(in millions, except per share amounts)	**2020**	**2019**	**2020**	**2019**	**2020**	**2019**	**2020**	**2019**
PG&E Corporation's Earnings (Loss) on a GAAP basis	**$ 83**	**$ (1,619)**	**$ 0.04**	**$ (3.06)**	**$ (1,518)**	**$ (4,039)**	**$ (1.50)**	**$ (7.65)**
Non-core items: (1)								
Bankruptcy and legal costs (2)	139	55	0.06	0.10	2,592	210	2.56	0.40
Amortization of wildfire fund contribution (3)	86	—	0.04	—	211	—	0.21	—
Investigation remedies and delayed cost recovery (4)	80	—	0.04	—	151	—	0.15	—
2019 Kincade fire-related costs, net of insurance (5)	20	—	0.01	—	168	—	0.17	—
Prior period net regulatory recoveries (6)	53	—	0.02	—	(25)	—	(0.02)	—
2017-2018 Wildfire-related costs (7)	—	1,873	—	3.54	—	4,914	—	9.31
Electric asset inspections (8)	—	88	—	0.17	—	437	—	0.83
2019 GT&S capital disallowance (9)	—	193	—	0.37	—	193	—	0.37
PG&E Corporation's Non-GAAP Core Earnings (10)	**$ 461**	**$ 590**	**$ 0.22**	**$ 1.11**	**$ 1,579**	**$ 1,715**	**$ 1.56**	**$ 3.25**

(1) "Non-core items" include items that management does not consider representative of ongoing earnings and affect comparability of financial results between periods, consisting of the items listed in the table above. See Exhibit G: Use of Non-GAAP Financial Measures.

All amounts presented in the table above are tax adjusted at PG&E Corporation's statutory tax rate of 27.98% for 2019 and 2020, except for certain costs that are not tax deductible, as identified in the following footnotes. Amounts may not sum due to rounding.

30

® Exhibit A: Reconciliation of PG&E Corporation's Consolidated Earnings Attributable to Common Shareholders in Accordance with Generally Accepted Accounting Principles ("GAAP") to Non-GAAP Core Earnings Third Quarter, 2020 vs. 2019 (in millions, except per share amounts) (2) PG&E Corporation and the Utility recorded costs of $174 million (before the tax impact of $35 million) and $2.7 billion (before the tax impact of $118 million) during the three and nine months ended September 30, 2020, respectively, associated with bankruptcy and legal costs. This includes $64 million (before the tax impact of $10 million) and $1.6 billion (before the tax impact of $30 million) during the three and nine months ended September 30, 2020, respectively, related to exit financing costs ($26 million and $1.5 billion of exit financing costs during the three and nine months ended September 30, 2020, respectively, are not tax deductible). Also during the nine months ended September 30, 2020, the Utility recorded a $619 million reduction to the deferred tax asset related to the value of PG&E Corporation's common stock transferred to the Fire Victim Trust. PG&E Corporation and the Utility also incurred legal and other costs of $111 million (before the tax impact of $24 million) and $457 million (before the tax impact of $88 million) during the three and nine months ended September 30, 2020, respectively ($23 million and $143 million of legal and other costs during the three and nine months ended September 30, 2020, respectively, are not tax deductible). Three Months Ended Nine Months Ended (in millions, pre-tax) September 30, 2020 September 30, 2020 Exit financing $ 64 $ 1,634 Fire Victim Trust tax valuation — 619 Legal and other costs 111 457 Bankruptcy and legal costs $ 174 $ 2,710 (3) The Utility recorded costs of $120 million (before the tax impact of $34 million) and $293 million (before the tax impact of $82 million) during the three and nine months ended September 30, 2020, respectively, associated with the amortization of wildfire fund contributions related to Assembly Bill ("AB") 1054. 31

Exhibit A: Reconciliation of PG&E Corporation's Consolidated Earnings Attributable to Common Shareholders in Accordance with Generally Accepted Accounting Principles ("GAAP") to Non-GAAP Core Earnings

Third Quarter, 2020 vs. 2019
(in millions, except per share amounts)

(4) The Utility recorded costs of $104 million (before the tax impact of $24 million) and $200 million (before the tax impact of $49 million) during the three and nine months ended September 30, 2020, respectively, associated with investigation remedies and delayed cost recovery. This includes $88 million (before the tax impact of $23 million) and $149 million (before the tax impact of $39 million) during the three and nine months ended September 30, 2020, respectively, related to the Wildfire Order Instituting Investigation ("OII") settlement, as modified by the Decision Different dated April 20, 2020 ($6 million and $9 million of Wildfire OII system enhancement costs during the three and nine months ended September 30, 2020, respectively, are not tax deductible). The Utility also incurred restoration and rebuild costs of $8 million (before the tax impact of $2 million) and $28 million (before the tax impact of $8 million) during the three and nine months ended September 30, 2020, respectively, associated with the town of Paradise (2018 Camp fire). The Utility also recorded costs of $7 million (before the tax impact of $1 million) and $23 million (before the tax impact of $1 million) during the three and nine months ended September 30, 2020, respectively, for system enhancements related to the Locate and Mark OII ($10 million and $18 million of Locate and Mark OII system enhancement costs during the three and nine months ended September 30, 2020, respectively, are not tax deductible).

(in millions, pre-tax)	**Three Months Ended September 30, 2020**	**Nine Months Ended September 30, 2020**
Wildfire OII disallowance and system enhancements	$ 88	$ 149
Paradise restoration and rebuild	8	28
Locate and Mark OII system enhancements	7	23
Investigation remedies and delayed cost recovery	**$ 104**	**$ 200**

(5) The Utility incurred costs, net of probable insurance recoveries, of $27 million (before the tax impact of $8 million) and $234 million (before the tax impact of $66 million) during the three and nine months ended September 30, 2020, respectively, associated with the 2019 Kincade fire. This includes accrued charges of $25 million (before the tax impact of $7 million) and $625 million (before the tax impact of $175 million) during the three and nine months ended September 30, 2020, respectively, for third-party claims. The Utility also incurred costs of $35 million (before the tax impact of $10 million) during the nine months ended September 30, 2020 for clean-up and repair costs. In addition, the Utility incurred legal and other costs of $2 million (before the tax impact of $1 million) and $4 million (before the tax impact of $1 million) during the three and nine months ended September 30, 2020, respectively. These costs were partially offset by $430 million (before the tax impact of $120 million) recorded during the nine months ended September 30, 2020 for probable insurance recoveries.

(in millions, pre-tax)	**Three Months Ended September 30, 2020**	**Nine Months Ended September 30, 2020**
Third-party claims	$ 25	$ 625
Utility clean-up and repairs	—	35
Legal and other costs	2	4
Insurance recoveries	—	(430)
2019 Kincade fire-related costs, net of insurance	**$ 27**	**$ 234**

32

® Exhibit A: Reconciliation of PG&E Corporation's Consolidated Earnings Attributable to Common Shareholders in Accordance with Generally Accepted Accounting Principles ("GAAP") to Non-GAAP Core Earnings Third Quarter, 2020 vs. 2019 (in millions, except per share amounts) (6) The Utility incurred $73 million (before the tax impact of $20 million) and recorded net revenues of $35 million (before the tax impact of $10 million) during the three and nine months ended September 30, 2020, respectively, associated with prior period net regulatory recoveries. This includes $67 million (before the tax impact of $19 million) during the three and nine months ended September 30, 2020 for the impact of the TO20 settlement on 2019 revenues and the TO18 FERC order on 2017, 2018, and 2019 revenues. Also as a result of the 2011 Gas Transmission and Storage ("GT&S") capital audit, the Utility recorded a revenue reduction of $5 million and total revenues of $103 million (before the tax impact of $29 million) during the three and nine months ended September 30, 2020, respectively, related to the recovery of capital expenditures from 2011 through 2014 above amounts adopted in the 2011 GT&S rate case. Three Months Ended Nine Months Ended (in millions, pre-tax) September 30, 2020 September 30, 2020 TO proceedings impact $ 67 $ 67 2011 GT&S capital audit 5 (103) Prior period net regulatory recoveries $ 73 $ (35) (7) The Utility incurred $2.6 billion (before the tax impact of $728 million) and $6.8 billion (before the tax impact of $1.9 billion) during the three and nine months ended September 30, 2019, respectively, associated with costs related to 2017 and 2018 wildfires. This includes accrued charges of $2.5 billion (before the tax impact of $713 million) and $6.4 billion (before the tax impact of $1.8 billion) during the three and nine months ended September 30, 2019, respectively related to an increase in the recorded liability related to third-party claims. The Utility also incurred costs of $15 million (before the tax impact of $4 million) and $265 million (before the tax impact of $74 million) during the three and nine months ended September 30, 2019, respectively, for clean-up and repair costs related to the 2018 Camp fire. In addition, the Utility incurred legal and other costs of $38 million (before the tax impact of $11 million) and $111 million (before the tax impact of $31 million) related to the 2018 Camp fire and 2017 Northern California wildfires. Three Months Ended Nine Months Ended (in millions, pre-tax) September 30, 2019 September 30, 2019 Third-party claims $ 2,547 $ 6,447 Utility clean-up and repair 15 265 Legal and other costs 38 111 2017-2018 Wildfire-related costs $ 2,601 $ 6,823 33

® Exhibit A: Reconciliation of PG&E Corporation's Consolidated Earnings Attributable to Common Shareholders in Accordance with Generally Accepted Accounting Principles ("GAAP") to Non-GAAP Core Earnings Third Quarter, 2020 vs. 2019 (in millions, except per share amounts) (8) The Utility incurred costs of $121 million (before the tax impact of $33 million) and $606 million (before the tax impact of $170 million) during the three and nine months ended September 30, 2019, respectively, for incremental operating expenses related to enhanced and accelerated inspections of electric transmission and distribution assets, and certain resulting repairs that are not probable of recovery. (9) The Utility recorded costs of $237 million (before the tax impact of $44 million) during the three and nine months ended September 30, 2019, for pipeline-replacement costs disallowed in the 2019 GT&S rate case as a result of spending above amounts authorized in the 2015-2018 rate case period. Due to flow-through treatment related to deductible repairs, $80 million of the loss does not generate a net tax benefit. (10) “Non-GAAP core earnings” is a non-GAAP financial measure. See Exhibit G: Use of Non-GAAP Financial Measures. 34

Exhibit B: Key Drivers of PG&E Corporation's Non-GAAP Core Earnings per Common Share ("EPS")

Third Quarter, 2020 vs. 2019
(in millions, except per share amounts)

	Third Quarter 2020 vs. 2019		Year to Date 2020 vs. 2019	
	Earnings	Earnings per Common Share (Diluted)	Earnings	Earnings per Common Share (Diluted)
2019 Non-GAAP Core Earnings [1]	$ 590	$ 1.11	$ 1,715	$ 3.25
Increase in shares outstanding [2]	—	(0.84)	—	(1.55)
Unrecoverable interest expense [3]	(59)	(0.03)	(59)	(0.06)
Timing of 2020 GRC cost recovery [4]	(20)	(0.01)	(44)	(0.04)
Wildfire mitigation costs above authorized [5]	(15)	(0.01)	(36)	(0.04)
Timing of taxes [6]	(8)	—	(2)	—
Interest accrued on pre-petition payables and short-term debt [7]	(6)	—	(75)	(0.08)
Miscellaneous	(24)	—	(14)	(0.02)
Growth in rate base earnings	3	—	48	0.05
Timing of nuclear refueling outage [8]	—	—	30	0.03
Energy efficiency awards [9]	—	—	16	0.02
2020 Non-GAAP Core Earnings [1]	$ 461	$ 0.22	$ 1,579	$ 1.56

All amounts presented in the table above are tax adjusted at PG&E Corporation's statutory tax rate of 27.98% for 2019 and 2020. Amounts may not sum due to rounding.

(1) See Exhibit A for reconciliations of (i) earnings on a GAAP basis to non-GAAP core earnings and (ii) EPS on a GAAP basis to non-GAAP core EPS.

(2) Reflects 2,137 million and 1,102 million weighted average shares during the three and nine months ended September 30, 2020, respectively, pursuant to the Plan of Reorganization, the Equity Backstop Commitment Letters, the Forward Stock Purchase Agreements, the Investment Agreement, the assignment agreement with the Fire Victim Trust, and the PG&E Corporation 2014 Long-Term Incentive Plan.

(3) Unrecoverable interest expense reflects interest on $4.75 billion of PG&E Corporation debt and $2.45 billion wildfire fund contribution debt financing for the three and nine months ended September 30, 2020.

(4) Represents the increase in capital costs consistent with the General Rate Case ("GRC") settlement filed on December 20, 2019, without an offsetting increase to authorized revenues until a final GRC decision is approved. On June 11, 2020, the CPUC issued a decision in the 2020 GRC docket extending the statutory deadline to issue a final decision in the proceeding from June 13, 2020 to December 13, 2020.

(5) Represents wildfire mitigation costs above authorized for microgrids and certain electric asset inspections accrued during the three and nine months ended September 30, 2020, with no similar non-GAAP core earnings impact in 2019.

(6) Represents the timing of taxes reportable in quarterly statements in accordance with Accounting Standards Codification 740, Income Taxes, and results from variances in the percentage of quarterly earnings to annual earnings.

(7) Represents the impact of interest accrued on pre-petition payables and short-term debt during the three and nine months ended September 30, 2020, pursuant to the Bankruptcy Court's December 30, 2019 decision regarding pre-petition interest and the January 22, 2020 Noteholder Restructuring Support Agreement.

(8) Represents the timing of the Diablo Canyon Power Plant ("DCPP") refueling outage during the nine months ended September 30, 2019, with no similar impact in 2020.

(9) Represents the energy Efficiency Savings and Performance Incentive ("ESPI") awards approved by the CPUC during the first quarter of 2020 for 2017 and partial 2018 program year, with no similar impact in 2019. ESPI awards are incentive payments to the Utility for implementing customer-funded energy efficiency programs.

35

Exhibit C: Operational Performance Metrics

2020 Performance Results	YTD Actual	2020 Target	Meets YTD Target
Customer Welfare - prioritizing public and employee safety			
Electric Operations			
Reportable Fire Ignitions	108	101	
Electric Asset Failure	1,426	2,166	✓
Distribution Circuit Sectionalization	8/26/2020	9/1/2020	✓
Gas Operations			
Large Overpressure Events	8	6	
Total Dig-Ins Reduction	1.08	1.44	✓
Generation			
Safe Dam Operating Capacity (SDOC)	99.31%	97.70%	✓
DCPP Reliability and Safety Indicator	95.2	95.0	✓
Reliability			
Gas Customer Emergency Response	20.4	20.8	✓
911 Emergency Response	96.9%	96.5%	✓
Customers Experiencing Multiple Interruptions (CEMI)	3.51%	3.12%	
Workplace Safety			
Days Away, Restricted, & Transferred (DART) Rate	1.48	0.90	
Financial Stability			
Non-GAAP Core Earnings per Share (1)	$1.56	See note (2)	See note (2)

See following pages for definitions of the operational performance metrics. The operational performance goals set under the PG&E Corporation 2020 Short-Term Incentive Plan ("STIP") are based on the same operational metrics and targets.

(1) Beginning with the quarter and full year periods ended December 31, 2019, PG&E Corporation and the Utility changed the name of their principal non-GAAP earnings metric from "non-GAAP earnings from operations" to "non-GAAP core earnings" in order to align more closely with the terminology used by their industry peers. As a result, PG&E Corporation and the Utility currently refer to adjustments as "non-core items" rather than "items impacting comparability."

(2) The 2020 target for non-GAAP core earnings per share is not publicly reported but is consistent with the guidance range provided for 2020 non-GAAP core earnings per share of $1.60 to $1.63.

36

® Definitions of 2020 Operational Performance Metrics from Exhibit C Customer Welfare – prioritizing public and employee safety Public and employee safety are measured in five areas: Electric Operations, Gas Operations, Generation, Reliability, and Workforce Safety. The safety of the Utility’s electric operations is represented by: • Reportable Fire Ignitions – Measures powerline-involved fire incidents annually reportable to the CPUC and within PG&E’s High Fire-Threat District. A reportable fire incident includes: (1) Ignition associated with PG&E powerlines (both transmission and distribution), (2) something other than PG&E facilities burned, and (3) the resulting fire travelled more than one meter from the ignition point. • Electric Asset Failure – Measures the number of failure incidents of electric distribution, transmission, and substation underground and overhead assets resulting in sustained outages. Metric includes four asset failures: (1) Distribution equipment failures limited to High Fire-Threat District areas, (2) Transmission equipment failures system-wide, (3) Distribution Substation equipment failures limited to High Fire-Threat District areas, and (4) Transmission Substation equipment failures system-wide. • Distribution Circuit Sectionalization – Measures the work completion timeliness of distribution circuit sectionalization devices installed, automated, and operationalized to limit the number of customers impacted by Public Safety Power Shutoff events. The safety of the Utility’s gas operations is represented by: • Large Overpressure Events – Measures the number of large overpressure events year-over-year and reduction in the number of large overpressure events. • Total Dig-Ins Reduction – Tracks the number of gas dig-ins per 1,000 Underground Service Alert tickets received for gas. The dig-in component tracks all dig-ins to PG&E gas subsurface installations. A gas dig-in refers to damage which occurs during excavation activities (impact or exposure) and results in a repair or replacement of an underground gas facility. The safety of the Utility’s generation operations is represented by: • Safe Dam Operating Capacity (SDOC) – Measures operating capability of mechanical equipment used as the main control to reduce enterprise risk of large uncontrolled water release. • DCPP Reliability and Safety Indicator – Based on 11 performance indicators for nuclear power generation developed by the nuclear industry and applied to all U.S. nuclear power plants (measured for DCPP Unit 1 and Unit 2). 37

® Definitions of 2020 Operational Performance Metrics from Exhibit C Customer Welfare – prioritizing public and employee safety (continued) The safety of the Utility’s Reliability is represented by: • Gas Customer Emergency Response – Measures the average response time for immediate response orders for the performance period. The response time by PG&E is measured from the time PG&E is notified to the time a Gas Service Representative (or a qualified first responder) arrives onsite to the emergency location (including business hours and after hours). • 911 Emergency Response – Measures the percentage of time that PG&E personnel respond (are on site) within 60 minutes after receiving a 911 call, with onsite defined as arriving at the premises where the 911 agency personnel are waiting. • Customers Experiencing Multiple Interruptions (CEMI) – Measures the number of customers that experience multiple sustained outages (both unplanned and planned). The safety of the Utility’s Workforce Safety is represented by: • Days Away, Restricted, & Transferred (DART) Rate - Measures OSHA-recordable injuries that result in lost time or restricted duty per 200,000 hours worked, or for approximately every 100 employees. Financial Non-GAAP Core Earnings per Share (shown in dollars per share) represents the financial performance from ongoing core operations. “Non-GAAP core earnings” is a non-GAAP financial measure and is calculated as income available for common shareholders less non-core items. “Non-core items” include items that management does not consider representative of ongoing earnings and affect comparability of financial results between periods, consisting of items listed in Exhibit A. Beginning with the quarter and full year periods ended December 31, 2019, PG&E Corporation and the Utility changed the name of their principal non- GAAP earnings metric from "non-GAAP earnings from operations" to "non-GAAP core earnings" in order to align more closely with the terminology used by their industry peers. As a result, PG&E Corporation and the Utility currently refer to adjustments as "non-core items" rather than "items impacting comparability." 38

Exhibit D: Pacific Gas & Electric Company Sales and Sources Summary

Third Quarter, 2020 vs. 2019

	Three Months Ended September 30,		Nine Months Ended September 30,	
	2020	2019	2020	2019
Sales from Energy Deliveries (in millions kWh)	23,025	22,761	59,196	59,200
Total Electric Customers at September 30	—	—	5,494,363	5,449,991
Total Gas Sales (in Bcf)	193	184	596	600
Total Gas Customers at September 30	—	—	4,545,343	4,514,365
Sources of Electric Energy Deliveries (in millions kWh):				
Total Utility Generation	8,242	9,164	23,392	26,353
Total Utility Net Purchases/(Sales)	4,090	3,610	5,199	3,898
Direct Access and Community Choice Aggregator Purchases	11,208	11,429	31,583	31,024
Total Electric Energy Delivered [1]	23,025	22,761	59,196	59,200
Diablo Canyon Performance:				
Overall Capacity Factor (including refuelings)	91 %	96 %	96 %	91 %
Refueling Outage Period	None	9/22/19 - 9/30/19	None	2/10/19/ - 3/18/19 9/22/19 - 9/30/19
Refueling Outage Duration during the Period (days)	None	9	None	45

(1) Includes other sources/(uses) of electric energy totaling (515) million kWh and (1,442) million kWh for the three months ended September 30, 2020 and 2019, respectively, and (978) million kWh and (2,075) million kWh for the nine months ended September 30, 2020 and 2019, respectively.

Please see the 2019 Annual Report on Form 10-K for additional information about operating statistics.

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Exhibit E: PG&E Corporation's 2020 and 2021 Earnings Guidance

EPS Guidance	2020 Low	2020 High	2021 Low	2021 High
Estimated Earnings (Loss) on a GAAP basis	$ (1.06)	$ (1.00)	$ 0.14	$ 0.26
Estimated Non-Core Items: [1]				
Bankruptcy and legal costs [2]	2.15	2.11	0.04	0.03
Investigation remedies and delayed cost recovery [3]	0.18	0.18	0.06	0.06
Amortization of wildfire fund contribution [4]	0.23	0.23	0.15	0.15
2019 Kincade fire-related costs, net of insurance [5]	0.14	0.14	—	—
Net securitization inception charge [6]	—	—	0.62	0.62
Prior period net regulatory recoveries [7]	(0.04)	(0.04)	(0.07)	(0.07)
Estimated EPS on a non-GAAP Core Earnings basis	$ 1.60	$ 1.63	$ 0.95	$ 1.05

All amounts presented in the table above are tax adjusted at PG&E Corporation's statutory tax rate of 27.98% for 2020 and 2021, except for certain costs that are not tax deductible, as identified in the following footnotes. Amounts may not sum due to rounding.

(1) "Non-core items" include items that management does not consider representative of ongoing earnings and affect comparability of financial results between periods. See Exhibit G: Use of Non-GAAP Financial Measures.

(2) "Bankruptcy and legal costs" consists of exit financing costs including backstop fees and interest on temporary Utility debt, a reduction of the deferred tax asset related to the value of PG&E Corporation's common stock transferred to the Fire Victim Trust, and legal and other costs associated with PG&E Corporation and the Utility's Chapter 11 filing. The Fire Victim Trust is subject to future revaluations. The total offsetting tax impact for the low and high non-core guidance range is $139 million and $130 million, respectively, for 2020 and $38 million and $24 million, respectively, for 2021.

(in millions, pre-tax)	2020 Low guidance range	2020 High guidance range	2021 Low guidance range	2021 High guidance range
Exit financing	~ $ 1,670	~ $ 1,670	~ $ 60	~ $ 60
Fire Victim Trust tax valuation	~ 620	~ 620	—	—
Legal and other costs	550	500	~ 75	~ 25
Bankruptcy and legal costs	~ $ 2,840	~ $ 2,790	~ $ 135	~ $ 85

Actual financial results for 2020 and 2021 may differ materially from the guidance provided. For a discussion of the factors that may affect future results, see the Forward-Looking Statements.

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Exhibit E: PG&E Corporation's 2020 and 2021 Earnings Guidance

(3) "Investigation remedies and delayed cost recovery" includes costs related to the Wildfire OII Decision Different, Paradise restoration and rebuild, and Locate and Mark OII system enhancements. The total offsetting tax impact for the low and high non-core guidance range is $69 million for 2020 and $24 million for 2021.

(in millions, pre-tax)	2020 Low guidance range	2020 High guidance range	2021 Low guidance range	2021 High guidance range
Wildfire OII disallowance and system enhancements	~ $ 230	~ $ 230	~ $ 110	~ $ 110
Paradise restoration and rebuild	~ 40	~ 40	~ 25	~ 25
Locate and Mark OII system enhancements	~ 30	~ 30	~ 25	~ 25
Investigation remedies and delayed cost recovery	**~ $ 300**	**~ $ 300**	**~ $ 160**	**~ $ 160**

(4) "Amortization of wildfire fund contribution" represents the amortization of wildfire fund contributions related to AB 1054. The total offsetting tax impact for the low and high non-core guidance range is $115 million for 2020 and $130 million for 2021.

(in millions, pre-tax)	2020 Low guidance range	2020 High guidance range	2021 Low guidance range	2021 High guidance range
Amortization of wildfire fund contribution	~ $ 410	~ $ 410	~ $ 465	~ $ 465

(5) "2019 Kincade fire-related costs, net of insurance" includes estimated third-party claims, Utility clean-up and repair costs, and legal and other costs associated with the 2019 Kincade fire, net of probable insurance recoveries. The total offsetting tax impact for the low and high non-core guidance range is $67 million for 2020.

(in millions, pre-tax)	2020 Low guidance range	2020 High guidance range	2021 Low guidance range	2021 High guidance range
Third-party claims	~ $ 630	~ $ 630	$ —	$ —
Utility clean-up and repairs	~ 35	~ 35	—	—
Legal and other costs	~ 5	~ 5	—	—
Insurance recoveries	~ (430)	~ (430)	—	—
2019 Kincade fire-related costs, net of insurance	**~ $ 240**	**~ $ 240**	**$ —**	**$ —**

Actual financial results for 2020 and 2021 may differ materially from the guidance provided. For a discussion of the factors that may affect future results, see the Forward-Looking Statements.

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Exhibit E: PG&E Corporation's 2020 and 2021 Earnings Guidance

(6) "Net securitization inception charge" represents a charge upon inception of securitization and is the result of an undiscounted regulatory liability associated with the revenue credits funded by the Net Operating Loss (NOL) monetization. This reflects the assumption that the CPUC will authorize the securitization of $7.5 billion of wildfire-related claims by March 31, 2021 that is contemplated to be neutral on average to customers. The total offsetting tax impact for the low and high non-core guidance range is $529 million for 2021.

	2020		2021	
(in millions, pre-tax)	**Low guidance range**	**High guidance range**	**Low guidance range**	**High guidance range**
Net securitization inception charge	$ —	$ —	~ $ 1,890	~ $ 1,890

(7) "Prior period net regulatory recoveries" represents the TO20 settlement impact on 2019 revenues, the TO18 FERC order impact on 2017, 2018, and 2019 revenues, allowance for funds used during construction ("AFUDC") capital structure impact on 2019 revenues, and the recovery of capital expenditures from 2011 through 2014 above amounts adopted in the 2011 GT&S rate case. 2020 guidance reflects the completion of the CPUC GT&S audit, and 2021 guidance is pending CPUC decision. The total offsetting tax impact for the low and high non-core guidance range is $18 million for 2020 and $56 million for 2021.

	2020		2021	
(in millions, pre-tax)	**Low guidance range**	**High guidance range**	**Low guidance range**	**High guidance range**
TO proceedings impact	~ $ 70	~ $ 70	$ —	$ —
2019 AFUDC capital structure impact	~ (35)	~ (35)	—	—
2011 GT&S capital audit	~ (100)	~ (100)	~ (200)	~ (200)
Prior period net regulatory recoveries	**~ $ (65)**	**~ $ (65)**	**~ $ (200)**	**~ $ (200)**

Actual financial results for 2020 and 2021 may differ materially from the guidance provided. For a discussion of the factors that may affect future results, see the Forward-Looking Statements.

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® Exhibit F: General Earnings Sensitivities for 2020 and 2021 Pacific Gas & Electric Company Estimated 2020 Non- Variable Description of Change GAAP Core Earnings Impact Rate base +/- $100 million change in allowed rate base +/- $5 million Return on Equity (ROE) +/- 0.1% change in allowed ROE +/-$23 million Share count +/- 1% change in average shares +/-$0.02 per share Revenue or expense +/- $17 million pre-tax change in at-risk revenue or expense +/-$0.01 per share Estimated 2021 Non- Variable Description of Change GAAP Core Earnings Impact Rate base +/- $100 million change in allowed rate base +/- $5 million Return on Equity (ROE) +/- 0.1% change in allowed ROE +/-$25 million Share count +/- 1% change in average shares +/-$0.01 per share Revenue or expense +/- $31 million pre-tax change in at-risk revenue or expense +/-$0.01 per share These general earnings sensitivities with respect to factors that may affect 2020 and 2021 earnings are forward looking statements that are based on various assumptions. Actual results may differ materially. For a discussion of the factors that may affect future results, see the Forward-Looking Statements. 43

® Exhibit G: Use of Non-GAAP Financial Measures PG&E Corporation and Pacific Gas and Electric Company: Use of Non-GAAP Financial Measures PG&E Corporation discloses historical financial results and provides guidance based on “non-GAAP core earnings” and “non-GAAP core EPS” in order to provide a measure that allows investors to compare the underlying financial performance of the business from one period to another, exclusive of items impacting comparability. Beginning with the quarter and full year periods ended December 31, 2019, PG&E Corporation and the Utility changed the name of their principal non-GAAP earnings metric from "non-GAAP earnings from operations" to "non-GAAP core earnings" in order to align more closely with the terminology used by their industry peers. As a result, PG&E Corporation and the Utility currently refer to adjustments as "non-core items" rather than "items impacting comparability." “Non-GAAP core earnings” is a non-GAAP financial measure and is calculated as income available for common shareholders less non-core items. “Non-core Items” include items that management does not consider representative of ongoing earnings and affect comparability of financial results between periods, consisting of the items listed in Exhibit A. “Non-GAAP core EPS,” also referred to as “non-GAAP core earnings per share,” is a non-GAAP financial measure and is calculated as non-GAAP core earnings divided by common shares outstanding (diluted). PG&E Corporation and the Utility use non-GAAP core earnings and non-GAAP core EPS to understand and compare operating results across reporting periods for various purposes including internal budgeting and forecasting, short- and long-term operating planning, and employee incentive compensation. PG&E Corporation and the Utility believe that non-GAAP core earnings and non-GAAP core EPS provide additional insight into the underlying trends of the business, allowing for a better comparison against historical results and expectations for future performance. Non-GAAP core earnings and non-GAAP core EPS are not substitutes or alternatives for GAAP measures such as consolidated income available for common shareholders and may not be comparable to similarly titled measures used by other companies. 44